Draft: 4/7/98
                               1,200,000 SHARES


                            DEARBORN BANCORP, INC.

                                 COMMON STOCK


                            UNDERWRITING AGREEMENT


                              April, 1998


RONEY & CO., L.L.C.
One Griswold
Detroit, Michigan 48226

Dear Sirs:

         The undersigned, Dearborn Bancorp, Inc., a Michigan corporation (the "Company"), hereby confirms its agreement with you as follows:


         1. Introduction. The Company proposes to issue and sell to Roney & Co., L.L.C. ("Roney & Co.") 1,200,000 shares of Common Stock (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to Roney & Co. the option to purchase an additional 180,000 shares of Common Stock. The shares of Common Stock to be sold by the Company subject to the over-allotment option are herein called the "Additional Stock." The Common Stock to be sold by the Company, excluding the Additional Stock, is herein called the "Firm Stock," and the Firm Stock and the Additional Stock are sometimes collectively referred to herein as the "Stock." The Stock is more fully described in the Prospectus referred to below.


         2.    Representations and Warranties of the Company.

         The Company represents and warrants to Roney & Co. that:

               (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and an amendment or amendments thereto, on Form SB-2 (Registration No. 333-47227), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Stock under the Securities Act of 1933, as amended (the "Act"). The Company meets all of the requirements for registering the Stock with the Commission on a registration statement on Form SB-2. The Company expects to file on or prior to the effective date of this Agreement an amendment to said registration statement in the form heretofore delivered to you and will not, before the registration statement becomes effective, file any other amendment thereto to which you shall reasonably object in writing after being furnished with a copy thereof. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof) is herein called the "Registration Statement," and the prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Prospectus." The term "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it becomes effective under the Act and any prospectus filed by the Company with the consent of Roney & Co. pursuant to Rule 424(a) of the Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any document attached as an exhibit thereto, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.



               (b) Each Preliminary Prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Act and the Regulations, and conformed in all material respects with the requirements of the Act and the Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the documents attached thereto as an exhibit are subject to subparagraph (e), below. All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus. The Registration Statement at the time it becomes effective and the Prospectus at the time it is filed with the Commission pursuant to Rule 424(b) of the Regulations and on the Closing Date as defined herein, as then amended or supplemented, will contain all material statements which are required to be stated therein, respectively, in accordance with the Act and the Regulations and will conform to the requirements of the Act and the Regulations, and the Registration Statement and the Prospectus will not, on such dates (as then amended or supplemented), include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representations or warranties under this paragraph
         (b) are made with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by you with respect to Roney & Co. expressly for use in connection with any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto.


               (c) The Company and its subsidiary, Community Bank of Dearborn, a Michigan banking corporation (the "Subsidiary"), have good and marketable title in fee simple to, or valid and enforceable leasehold estates in, all items of real and personal property which are stated in the Registration Statement and Prospectus to be owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which are referred to in the Registration Statement and the Prospectus and other than those which do not have a material adverse effect on the business, condition or prospects of the Company and the Subsidiary, taken as a whole.

               (d) There is no litigation or governmental proceeding pending or threatened against, or involving the assets, properties or business of, or the franchises, permits, grants, approvals, orders, or licenses of, the Company or the Subsidiary which might in the aggregate materially and adversely affect the value or the operations of any such properties, business or assets of the Company and the Subsidiary, taken as a whole, except as referred to in the Registration Statement and the Prospectus.

               (e) The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained or, except as modified or superseded by the Prospectus, contains an untrue statement of a material fact or omitted or, except as modified or superseded by the Prospectus, omits or will omit to state a material fact therein or necessary to make the statements therein not misleading.

               (f) Except as otherwise disclosed in the notes thereto or the reports thereon, the combined consolidated financial statements and related schedules of the Company and its Subsidiary included in the Registration Statement and Prospectus fairly present the financial position and the consolidated results of operations of the Company and its Subsidiary at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules have been prepared in conformity with generally accepted accounting principals, consistently applied throughout the periods involved.

               (g) Grant Thornton LLP, whose reports with respect to the Company and its Subsidiary are filed with the Commission as a part of the Registration Statement and the Prospectus, are independent certified public accountants as required by the Act and the Regulations.

               (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and the Subsidiary has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Michigan. The Company owns, directly or indirectly, all of the outstanding capital stock of the Subsidiary and all such shares of stock so owned are validly issued and outstanding, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other restrictions. Michigan is the only jurisdiction in which the Company and the Subsidiary are required to be qualified, in light of the character or location of their properties (owned or leased) or the nature of their businesses. The Company and the Subsidiary have all requisite corporate power and authority, and all necessary authorizations, consents, approvals, orders, licenses, grants, certificates, and permits of and from all governmental regulatory officials and bodies, to own their properties and to conduct their businesses as described in the Prospectus, or are subject to no material liability or disability by reason of the failure to have any such authorization, consent, approval, order, license, grant, certificate or permit, and the Company has all such power, authority, authorizations, consents, approvals, orders, licenses, certificates, and permits appropriate or desirable to enter into this Agreement and to carry out the provisions and conditions hereof and the transactions contemplated hereby. The Company and the Subsidiary own, or possess adequate rights to use, all patents, trademarks, service marks, copyrights, trademarks, trade secrets and rights necessary for the conduct of their businesses as described in the Prospectus and none of them has received any notice and is not otherwise aware of any conflict with the asserted rights of others, and the Company knows no basis therefor. The Company has no directly or indirectly held subsidiary other than the Subsidiary.


               (i) There has been no material adverse change in the condition, prospects or business of the Company and the Subsidiary taken as a whole, financial or otherwise, from that on the latest dates as of which such condition, prospect or business is set forth in the Registration Statement and the Prospectus except as referred to therein; and the capitalization, prospects and the business of the Company conform to the descriptions thereof contained in the Registration Statement and Prospectus.

               (j) No material default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a material default or result in an acceleration in the due performance and observance of any material term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other agreement, understanding or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their properties may be bound or affected (which breach or default would have a material adverse effect on the Company or its Subsidiary or on the transactions contemplated hereby).

               (k) Neither the Company nor the Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws, or in violation of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation, which violation would have a material adverse effect on the Company or the Subsidiary or on the transactions contemplated hereby.

               (l) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will conflict with, result in a material breach of, or constitute a default under any of the terms, provisions or conditions of, the articles of incorporation or bylaws of the Company or the articles of incorporation or bylaws of the Subsidiary or any material agreement or instrument to which any of them is a party or by which any of them is bound or violate any franchise, license, permit, grant, judgment, decree, order, statute, rule or regulation of any government, governmental instrumentality or court.

               (m) The Company has authorized capital stock as set forth in the Prospectus. No preferred stock has been authorized by the Company. All of the issued shares of Common Stock of the Company are duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and the Stock, when issued and delivered in accordance with this Agreement, will be duly and validly authorized, issued and outstanding, fully paid and nonassessable, and free of preemptive rights. The Company's Common Stock and other securities conform to all statements in relation thereto contained in the Registration Statement and Prospectus.


               (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor the Subsidiary, has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, other than in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business, (iii) entered into any transaction with an affiliate of the Company required to be disclosed in the Registration Statement, or (iv) declared or paid any dividend on its shares of Common Stock.

               (o) The Company has obtained from all of its officers, directors and holders of 5% or more of the Company's Common Stock their written agreement that for a period of 150 days from the date of the Prospectus they will not, without your prior written consent, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, of any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them, except as provided herein or in the Registration Statement, and except for bona fide gifts to persons who agree in writing with you to be bound by this clause.

               (p) No person holds a right (which has not been waived, in writing), to (i) require or participate in the registration under the Act of the Stock to be affected by the Registration Statement, or (ii) require any other registration statement to be filed in connection with any capital stock of the Company within 150 days from the date of the Prospectus without your prior written consent.

               (q) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (r) Neither the Company nor the Subsidiary is involved in any labor dispute which would have a material adverse effect on the Company or the Subsidiary or on the transactions contemplated hereby, and no such dispute is threatened.

               (s) The Company and the Subsidiary have filed all Federal, state, local and foreign tax returns which are required to be filed by any of them or have requested extensions thereof and have paid all taxes shown on such returns and all assessments received by any of them to the extent that the same have become due.

               (t) Except for the order of the Commission declaring the Registration Statement effective and permits and similar authorizations required under the securities or Blue Sky laws of certain jurisdictions, no consent, authorization, or approval is required from any Federal, state or local governmental agency or body in connection with this Agreement and the transactions contemplated hereby other than such consents, authorizations or approvals as have been obtained.

               (u) Neither the Company, its Subsidiary nor any officer, director or employee of the Company or its Subsidiary has made any payment of funds of the Company or its Subsidiary or purchased any property with funds of the Company or its Subsidiary in a manner prohibited by law, and no funds of the Company or its Subsidiary or property purchased with funds of the Company or its Subsidiary have been set aside to be used for any payment prohibited by law.

               (v) The Company has made an application to list the Stock on the Nasdaq SmallCap Market (the "Market") and the Company has reasonable assurance from the Market that such Common Stock, including without limitation the Stock, will be approved for listing thereon.

               (w) Neither the Company nor the Subsidiary nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Company's Common Stock in order to facilitate the sale or resale of the Stock.

               (x) Except for the Company's 100% interest in Community Bank Insurance Agency, Inc., an insurance company, neither the Company nor the Subsidiary owns any shares of stock or any securities of any corporation or has any equity interest in any firm, partnership, association or other entity except as referred to in the Registration Statement and the Prospectus.


               (y) The Company has filed all reports, proxy statements and other information, and all amendments to previously filed reports, proxy statements and other information, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               (z) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3. Purchase, Sale and Delivery of the Stock. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to Roney & Co., and Roney & Co. agrees to purchase from the Company, the Firm Stock at the purchase price of $_______ per share, except as set forth in the next paragraph.

         On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the policies of the National Association of Securities Dealers, Inc. (the "NASD"), and pursuant to directions from the Company, Roney & Co. will offer to sell to each of the persons listed on Exhibit A (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under the Rules of Fair Practice of the NASD) the number of shares of Common Stock set forth opposite their respective names on Exhibit
A. To the extent such persons (alone or with such family members) offer to buy such shares of Common Stock, Roney & Co. agrees to purchase up to 202,571 of such shares of Common Stock at a purchase of $________ per share. The parties agree that the securities purchased and sold under this paragraph shall constitute "issuer directed securities" sold to the issuer's employees or directors or other persons under the Interpretation.


         Payment for the Firm Stock shall be made by wire transfer to an account specified by the Company upon delivery of the Firm Stock to you for the account of Roney & Co. Such delivery and payments shall be made at 10:00 A.M., Detroit Time, on the third business day following the commencement of the initial public offering of the Stock or at such other time as shall be agreed upon among us. The hour and date of such delivery and payment are herein called the "Closing Date."


         Certificates for the Firm Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will make said certificates available to you at the place of closing (or at such other place as shall be acceptable to you), for examination and packaging at least one full business day prior to the Closing Date.

         In addition, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company grants to Roney & Co. the options to purchase up to 150,000 shares of the Additional Stock as may be necessary to cover over-allotments, at the same purchase prices to be paid by Roney & Co. to the Company for the Firm Stock as set forth in the first paragraph of this Section 3. These options may be exercised at any time (but not more than once) on or before the thirtieth day following the effective date of the Registration Statement by written notice by you to the Company. Such notice shall set forth the aggregate number of shares of Additional Stock as to which the options are being exercised, the name or names in which the shares of Additional Stock are to be registered, the denominations in which the Additional Stock are to be issued, and the date and time, as reasonably determined by you, when the Additional Stock is to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the eighth business day after the day on which the option shall have been exercised.


         Payment for the Additional Stock shall be made by wire transfer to an account specified by the Company upon delivery of the Additional Stock to you.


         Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will make said certificates available to you at the place of such additional closing (or at such other place as shall be acceptable to you), for examination and packaging, at least one full business day prior to the Additional Closing Date.

         The Company shall not be obligated to sell or deliver any shares of Firm Stock or Additional Stock except upon tender of payment by you for all the Firm Stock or Additional Stock, as the case may be, agreed to be purchased by you hereunder.

         4. Offering. Roney & Co. is to make a public offering of the Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Stock is to be initially offered to the public at the initial public offering prices set forth on the cover page of the Prospectus (such prices being herein called the "public offering prices"). You may from time to time increase or decrease the public offering prices after the initial public offering to such extent as you may determine.

         5.    Covenants of the Company.

         The Company covenants that it will:

               (a) Use every reasonable effort to cause the Registration Statement to become effective and will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

               (b) During the time when a prospectus is required to be delivered under the Act, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Stock in accordance with the provisions hereof and the Prospectus. If at any time when a prospectus relating to the Stock is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for Roney & Co., the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to you. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company, unless such untrue statement or omission is made in reliance upon and in conformity with the written information furnished to the Company by you with respect to Roney & Co. expressly for use in connection with the Registration Statement or Prospectus.

               (c) Deliver to Roney & Co. such number of copies of each Preliminary Prospectus as it may reasonably request and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to you one signed copy of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to you such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, as you may reasonably request for the purposes contemplated by the Act.

               (d) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Stock for offering and sale under the securities laws relating to the offering or sale of the Stock in such jurisdictions as you may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or taxation or be required to qualify to do business as a foreign corporation where it is not now so qualified. In each jurisdiction where such qualification shall be affected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make statements or reports at such times as may reasonably be required by the laws of such jurisdiction.

               (e) Make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the effective date of the Registration Statement (as defined in Rule 158(c) of the Regulations), an earning statement of the Company (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act including, at the Company's option, Rule 158 of the Regulations).

               (f) For a period of 150 days after the date of the Prospectus, not issue, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or securities convertible into or exercisable for such Common Stock) other than the Firm Stock and Additional Stock (if applicable) being sold by the Company without the prior written consent of Roney & Co., other than options and Common Stock granted and/or issued to officers, directors or employees from time to time in the ordinary course of business pursuant to employment agreements and stock option or stock bonus plans currently in effect.

               (g) For a period of five years from the effective date of the Registration Statement furnish you with the following:

                   (i) as soon as practicable after they have been sent to
               shareholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communications sent by the Company to its shareholders or filed with the Commission;

                   (ii) as soon as practicable, three copies of every press
               release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company; and

                   (iii) such additional documents and information with
               respect to the Company as you may from time to time reasonably request, including without limitation, information to comply with Rule 15c2-11 of the Rules and Section 4 of Schedule H of the NASD By-laws, to the extent legally permissible.

               (h) Apply the net proceeds from the offering received by it in the manner set forth under "Use of Proceeds" in the Prospectus.

               (i) Furnish to you as early as practicable prior to the Closing Date, but not later than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its Subsidiary which have been read by the Company's independent public accountants as stated in their letters to be furnished pursuant to Section 7(f) hereof.

               (j) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which you shall reasonably object in writing after being furnished a copy thereof.

               (k) Use every reasonable effort to effect the listing of the Common Stock, including, without limitation, the Firm Stock and the Additional Stock, on the Market as promptly as practicable.

               (l) Comply with all registration, filing and reporting requirements of the Act or the Exchange Act which may from time to time be applicable to the Company or its Subsidiary.

         6. Payment of Expenses. The Company hereby agrees to pay all expenses in connection with (i) the preparation, printing, filing and mailing of the Registration Statement and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Preliminary Prospectus and of the Prospectus and any amendments thereof or supplements thereto supplied to you in quantities as hereinabove stated, (ii) the printing, engraving, issuance, transfer and delivery of the Stock, including any transfer or other taxes payable thereon,
(iii) the qualification of the Stock under state securities or Blue Sky laws, including the costs of printing and mailing the "Blue Sky Survey" and disbursements and fees of counsel in connection therewith, (iv) the filing fee payable to the NASD, and (v) the listing of the Firm Stock and the Additional Stock on the Market. Notwithstanding anything to the contrary contained above, upon completion of the offering, the Company shall not have any obligation for the fees and disbursements of counsel for Roney & Co. or for any out-of-pocket expenses incurred by Roney & Co. relating to the Registration Statement, including but not limited to road shows, syndicate expenses, sales literature and advertising. Roney & Co. shall promptly reimburse the Company for any amount paid or incurred by the Company in connection with fees and disbursements of underwriter's counsel or out-of-pocket expenses.

         7. Conditions of Roney & Co.'s Obligations. The obligations of Roney & Co. to purchase and pay for the Stock, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder and to the following conditions:

               (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission.

               (b) At the Closing Date, you shall have received the opinion of Dickinson Wright PLLC, counsel for the Company, dated the Closing Date, addressed to Roney & Co. and in form and scope reasonably satisfactory to counsel for Roney & Co., to the effect that:


                   (i) the Company (A) is a corporation organized and
               validly existing as a corporation in good standing under the laws of the State of Michigan, (B) has full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus, and
               (C) is not required to be qualified as a foreign corporation for the transaction of business in any state other than Michigan.

                   (ii) the Subsidiary (A) is a banking corporation organized and validly existing as a banking corporation in good standing under the laws of the State of Michigan, (B) has full corporate power and authority to own its properties and conduct its business as described in the Registration
               Statement and Prospectus, (C) is not required to be qualified as a foreign corporation for the transaction of business in any state other than Michigan, and (D) to the best of such counsel's knowledge, the Company has no directly or indirectly held subsidiary other than the Subsidiary;


                   (iii) the Company is the registered holder of all of the
               outstanding capital stock of the Subsidiary as described in the Prospectus and, to the best of such counsel's knowledge, all such shares of stock so owned are validly issued and outstanding, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever;


                   (iv) the Company has authorized and outstanding capital
               stock as set forth in the Prospectus; all of the issued shares of Common Stock, including without limitation the Stock (upon receipt by the Company of full payment therefor), have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to preemptive rights; and the Stock conforms to the description thereof contained under the caption "Description of Common Stock" in the Registration Statement and the Prospectus;


                   (v) the statements in the Registration Statement and the
               Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts or agreements or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

                   (vi) the certificates evidencing the Stock are in the form approved by the Board of Directors of the Company and the certificates evidencing the Stock comply with the articles of incorporation and the bylaws of the Company and the laws of the State of Michigan;

                   (vii) the Company is issuing to Roney & Co. good and
               valid title to the Stock that is issued in its name, free and clear of any adverse claims, except to the extent that Roney & Co. has notice of any adverse claim;


                   (viii) this Agreement has been duly authorized, executed
               and delivered by the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms;

                   (ix) there are, to the best of such counsel's knowledge,
               (A) no contracts or other documents applicable to the Company or the Subsidiary or to which the Company or the Subsidiary is a party which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, and (B) no legal or governmental proceedings pending or threatened against, or involving the assets, properties or business of, the Company or the Subsidiary, except as disclosed and properly described in the Registration Statement and Prospectus;

                   (x) the execution and delivery of this Agreement, the
               consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof will not conflict with or result in a breach of any of the material terms and provisions or conditions of, or constitute a material default (or an event which with notice or lapse of time, or both, would constitute a material default or acceleration) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Stock being sold by the Company hereunder or any property or asset of the Company pursuant to the terms of any agreement or instrument known to such counsel (having made due inquiry with respect thereto) to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary may be bound or to which any of the properties or assets of the Company or the Subsidiary is subject (which conflict, breach or default would have a material adverse effect on the Company or the Subsidiary or on the transactions contemplated hereby), nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Subsidiary, or to the best of such counsel's knowledge, any statute or any order, rule, or regulation applicable to the Company or the Subsidiary of any court or of any Federal, state, local or other regulatory authority or other governmental body having jurisdiction over the Company or the Subsidiary;

                   (xi) no consent, approval, authorization or order of any
               court or governmental agency or body, domestic or foreign, is required to be obtained by the Company or the Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except the registration under the Act of the Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under the Act or state securities or Blue Sky laws;

                   (xii) to the best of such counsel's knowledge, (A) neither the Company nor the Subsidiary is in breach of, or in default (nor has an event occurred which, with notice or lapse of time or both, would constitute a default or acceleration) under the material terms and provisions or conditions of, any indenture, mortgage, deed of trust, bank loan or credit agreement or any other material agreement or instrument to which the Company or the Subsidiary is a party or by which any of them or any of their properties or assets may be bound or affected (which breach or default would have a material adverse effect on the Company and the Subsidiary or on the transactions contemplated hereby); and (B) neither the Company nor the Subsidiary is in violation of any term or provisions of its articles of incorporation or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation, except as referred to in the Prospectus; and (C) neither the Company nor the Subsidiary has received any notice of conflict with the asserted rights of others in respect of patents, trademarks, service marks, copyrights, trade names, trade secrets and rights necessary for the conduct of any material aspect of its business;

                   (xiii) the Registration Statement and the Prospectus and
               any amendments or supplements thereto (other than the financial statements, and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations; and

                   (xiv) the Registration Statement is effective under the
               Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Act.

               In addition, such counsel shall state that, although such counsel is not passing upon the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent stated in paragraph (x)), no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, or any supplement thereto, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included therein).

               Such opinion shall be to such further effect with respect to other legal matters arising after the execution hereof relating to this Agreement and the sale of the Stock hereunder as counsel for you may reasonably request. In rendering the foregoing opinion, such counsel may rely as to matters not governed by Federal law or the laws of the State of Michigan on opinions of legal counsel satisfactory to such counsel and upon which, in such counsel's opinions, you are justified in relying, and as to matters of fact upon certificates of public officials and officers of the Company. Copies of all such opinions and certificates shall be furnished to your counsel on the Closing Date. Such counsel's opinions may be qualified to the extent that: (i) enforcement of any of the documents mentioned therein may be limited by Title 11 of the United States Code and other applicable bankruptcy, insolvency, reorganization or other laws affecting or limiting the rights of creditors (including, without limitation, laws pertaining to the avoidance and/or recovery of preferences or fraudulent conveyances);
         (ii) enforcement thereof may be subject to general principles of equity (regardless of whether such enforceability is considered to be in equity or at law); (iii) such counsel may express no opinion as to any provisions purporting to obligate any party to pay attorneys' fees or other costs of collection or relating to indemnification against liabilities arising under Federal or state securities laws; and (iv) the opinions of such counsel are not intended and shall not be construed to be an opinion on choice of law or conflicts of law, and such counsel may assume that the law of the State of Michigan and the federal law of the United States shall govern all matters which are the subject of this opinion.

               (c) On or prior to the Closing Date, you shall have been furnished such documents, certificates and opinions as you may require for the purpose of enabling you to review the matters referred to in subsection (b) of this Section 7, and in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

               (d) Prior to the Closing Date, (i) there shall have been no material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company and the Subsidiary from that as of the latest date as of which such condition is set forth in the Registration Statement and Prospectus;
         (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which you have given your written consent; (iii) neither the Company nor the Subsidiary shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default or acceleration) under any provision of any agreement, understanding or instrument relating to any outstanding indebtedness, which default could materially and adversely affect the business, operations, prospects or financial condition or income of the Company and the Subsidiary, taken as a whole; (iv) no material amount of the assets of the Company and the Subsidiary shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or the Subsidiary or affecting any of their properties, assets or businesses before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Subsidiary wherein an unfavorable decision, ruling or finding could materially adversely affect the business, operations, prospects or financial condition or income of the Company and the Subsidiary, taken as a whole, except as set forth in the Registration Statement and Prospectus; (vi) neither the Company nor the Subsidiary shall have been involved in any labor dispute nor, to the knowledge of the Company, shall any dispute be threatened which could have a material adverse effect on the Company and the Subsidiary, taken as a whole; and (vii) no stop order shall have been issued under the Act with respect to the Stock and no proceedings therefor shall have been initiated or threatened by the Commission.

               (e) At the Closing Date, you shall have received a certificate of the President and the principal financial and accounting officers of the Company, dated the Closing Date, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Closing Date, of the representations and warranties of the Company set forth in
         Section 2 hereof.

               (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, addressed to you and in form and substance satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below), from Grant Thornton LLP, dated as of the date of this Agreement and as of the Closing Date:

                   (i) confirming that they are independent public
               accountants with respect to the Company and its Subsidiary within the meaning of the Act and the applicable published Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them;


                   (ii) stating that, in their opinion, the consolidated
               financial statements and schedules of the Company audited by them and the selected financial data to the extent derived from financial statements examined by them included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Regulations;


                   (iii) stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) which included a reading of the latest available unaudited interim consolidated financial statements of the Company and its Subsidiary (with an indication of the date of the latest available unaudited interim consolidated financial statements), a reading of the latest available minutes of the meetings of the shareholders and boards of directors of the Company and its Subsidiary and committees of such boards and inquiries to certain officers and other employees of the Company and its Subsidiary responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the

               Company and its Subsidiary included in the Registration Statement and Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and Prospectus, (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock long-term debt of the Company or decrease in shareholders' equity of the Company and its Subsidiary as compared with the amounts shown on the consolidated balance sheet of the Company included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from January 1, 1998, to a specified date not more than the five business days prior to the date of such letter, there was any decrease in net interest income, net income or income per share of the Company, as compared with the corresponding period beginning January 1, 1997, other than as set forth in or contemplated by the Registration Statement and Prospectus, or, if there was any such decrease, setting forth the amount of such decrease; and

                   (iv) stating that they have compared specific dollar
               amounts, numbers of shares, percentages of revenues and income and other financial information pertaining to the Company set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company and its Subsidiary, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specific readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.


               (g) All proceedings taken in connection with the sale of the Stock as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel for you, and you shall have received from said counsel for you a favorable opinion, dated as of the Closing Date, with respect to such of the matters set forth under subsection (b) of this Section 7, and with respect to such other related matters arising after the date of execution hereof, as you may reasonably require.

               (h) There shall have been duly tendered to you certificates representing all the Stock agreed to be sold by the Company on the Closing Date.

               (i) No order suspending the sale of the Stock prior to the Closing Date in any jurisdiction designated by you pursuant to subsection (d) of Section 5 hereof shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or to your knowledge or that of the Company shall be contemplated.

               (j) the NASD, upon review of the terms of the public offering of the Stock, shall not as of the Closing Date have objections with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         Any certificate signed by the president or chief financial officer of the Company and delivered to you or to counsel for you shall be deemed a representation and warranty by the Company to you as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, you may terminate this Agreement or, if you so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.


         8. Representations of Roney & Co. Roney & Co. represents and warrants to the Company that the information furnished to the Company in writing by it expressly for use in the Registration Statement or the Prospectus does not, and any amendments thereof or supplements thereto thus furnished will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company acknowledges that the statements relating to the terms of the offering by Roney & Co. in the first paragraph on the cover of, or under the caption "Underwriting" in, any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of Roney & Co. for inclusion in any Preliminary Prospectus and the Prospectus.


         9.    Indemnification.

               (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless Roney & Co., and each person, if any, who controls it within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (ii) in any application or other document (in this Section 9 collectively called "application") executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Stock under the securities laws thereof or filed with the Commission, the Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Roney & Co. by or on behalf of it expressly for use in any Preliminary Prospectus, the Registration

         Statement or Prospectus, or any amendment or supplement thereof, or in any application or in any communication to the Commission, as the case may be. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               If any action or proceeding (including any governmental investigation) is brought against Roney & Co. or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, Roney & Co. shall promptly notify in writing the party or parties against whom indemnification is to be sought of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel (satisfactory to Roney & Co. or such controlling person) and payment of expenses. Roney & Co. or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Roney & Co. or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action, or counsel for such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company (it being understood, however, that the Company shall not, in connection with any one such action or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys, together with appropriate local counsel, at any time for all such indemnified parties, which firm shall be designated in writing by you). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify Roney & Co. of the commencement of any litigation or proceedings against the Company, any of its officers or directors in connection with the issue and sale of the Stock or in connection with such Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereof, or any such application.

               (b) Roney & Co. agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to Roney & Co., but only with respect to statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus, or any amendment or supplement thereto, or any application in reliance upon, and in conformity with, written information furnished to the Company by you by or on behalf of you expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, as the case may be. In case any action shall be brought against the Company, or any other person so indemnified, based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against Roney & Co., Roney & Co. shall have the rights and duties given to the Company, and the Company, and each other person so indemnified shall have the rights and duties given to Roney & Co., by the provisions of subsection (a) above. This indemnity will be in addition to any liability which Roney & Co. may otherwise have.

               (c) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Roney & Co. on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Roney & Co. on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Roney & Co. on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by Roney & Co., in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Roney & Co. on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Roney & Co. agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), Roney & Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which Roney & Co. has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act or Section

         10(b) of the Exchange Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

         10. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date, and such representations, warranties and agreements of Roney & Co. and the Company, including the indemnity and contribution agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Roney & Co. or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive termination of this Agreement and/or delivery of the Stock to Roney & Co. In addition, the covenants contained in Section 5 hereof, the agreements contained in this Section 10 and in Sections 6, 11, 13 and 14 hereof and the indemnity and contribution agreements contained in Section 9 hereof shall survive termination of this Agreement, whether before or after the Closing Date.

         11.   Effective Date of This Agreement and Termination Thereof.

               (a) This Agreement shall become effective at the time of the initial public offering by Roney & Co. of the Stock. The time of the initial public offering, for the purposes of this Section 11, shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Stock or the time, after the Registration Statement becomes effective, when the Stock is first released by you for offering by Roney & Co. or dealers by letter or facsimile, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated below in Section 11(c) before the time this Agreement becomes effective.

               (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date if: any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in your opinion, make it inadvisable to proceed with the delivery of the Stock; or if there shall have been such material change in the condition, business operations or prospects of the Company or the market for its and similar securities as in your judgment would make it inadvisable to proceed with the offering, sale and delivery of the Stock; or if the Company shall have failed to comply with any of the provisions of this Agreement on its part to be performed on or before the Closing Date; or if any of the material conditions, agreements, representations or warranties in this Agreement shall not have been fulfilled within the respective times herein provided.

               (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by you by telephone or facsimile, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or facsimile, confirmed by letter.

               (d) If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to Roney & Co. (other than for obligations assumed in Section 5 hereof), and Roney & Co. shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by Roney & Co. because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reason provided in subparagraph (b) above, the Company will reimburse Roney & Co. for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to Roney & Co.) up to a maximum of $40,000 (including the $10,000 advance below) incurred by it in connection with the proposed purchase and sale of the Stock or in contemplation the performing its obligations hereunder. Roney & Co. acknowledges receipt of a $10,000 advance from the Company. If this Agreement is terminated for any reason, Roney & Co. shall be entitled to retain such advance as reimbursement for its accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $10,000, Roney & Co. shall pay the difference to the Company. If this Agreement is not terminated, the $10,000 shall be credited at closing against the underwriting discount.

         Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 9 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to Roney & Co., L.L.C., One Griswold, Detroit, Michigan 48226 Attention: John C. Donnelly; with a copy to Donald J. Kunz, Esq., Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226; if sent to the Company shall be mailed, delivered or telegraphed and confirmed to Dearborn Bancorp, Inc., 22290 Michigan Avenue, Dearborn,

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


Michigan 48123, Attention: President, with a copy to Verne C. Hampton II, Esq., Dickinson Wright PLLC, 500 Woodward Avenue, Suite 4000, Detroit, Michigan 48226-3425.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, you, the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. The laws of the State of Michigan shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Eastern District of Michigan or the Michigan Circuit Court for the County of Wayne shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Eastern District of Michigan or in the Wayne County (Michigan) Circuit Court.

         If the foregoing correctly sets forth the understanding among you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                                  Very truly yours,

                                                  DEARBORN BANCORP, INC.


                                                  By: _______________________

                                                      Its: __________________

Accepted as of the date first above written.

RONEY & CO., L.L.C.


By: _____________________________
      John C. Donnelly,
      Director, Corporate Finance



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